Exhibit 99.1

Hercules Provides Portfolio Update for Q1 2016 and

Highlights Continued Execution of Its Portfolio and

Earnings Growth Strategy

•	Closed New Debt and Equity Commitments for Q1 2016 of $220.9 Million

•	Fourteen (14) New Commitments to a Broad Variety of Technology, Life Sciences and Sustainable & Renewable Innovative High-Growth Venture-Backed Companies

•	Materially Lower Unscheduled Principal Repayments “Early Pay-offs” for Q1 2016 of $55.0 Million

•	Four (4) Hercules Portfolio Companies Currently in IPO Registration

PALO ALTO, Calif., April 11, 2016 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty financing provider to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today provided its portfolio update for Q1 2016.

“I am delighted to see our organization’s continued execution at all levels, as we pursue our controlled growth by adhering to our ‘slow and steady’ strategy, and march towards our plan of growing our investment loan portfolio by approximately $200 million in the first half of 2016 to a loan portfolio valued between $1.25 to $1.3 billion, subject to market conditions,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “We are off to a great start in 2016, with over $220 million in new commitments, and with an equally strong pipeline of potential deals of over $1.1 billion extending into Q2 2016. We have also been working hard at increasing our access to additional liquidity for growth through the expansion of our Wells Fargo accordion credit facility. With an additional $45.0 million from Alostar Bank of Commerce and EverBank, we continue to methodically convert our strong liquidity position into new interest-earning loans to innovative venture growth stage companies, ultimately driving potential earnings growth and dividend coverage expected to occur in the second half of 2016 as planned, subject to market conditions.”

New Debt and Equity Commitments for Q1 2016

As of March 31, 2016, Hercules has originated $220.9 million of debt and equity commitments to new and existing portfolio companies.

Fourteen (14) new commitments to innovative venture growth stage companies:

Technology Portfolio – $62.5 Million

•	$15.0 million to a technology developer of cloud application authentication and identity management

•	$4.0 million to a consumer consignment retailer of women’s designer clothing, shoes and accessories

•	$15.0 million to a technology developer operating an automated B2C CRM platform for small and medium businesses, tracking various aspects of marketing from directory and social profile management to in-store behavior and customer purchases

•	$8.5 million to a technology-based sourcing and procurement company developing customized solutions for the procurement of printed materials and related commodities and services.

•	$15.0 million to a technology media content developer that allows its members to read and share e-books on the Web and on mobile devices

•	$5.0 million to a software developer enabling collaborative development production and analysis of software and products in real time on individual and cloud environments

Life Sciences Portfolio – $117.0 Million

•	$20.0 million to a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies for various forms of cancer, including both hematological and solid tumors, as well as orphan inherited blood disorders

•	$15.0 million to a development-stage company focused on the acquisition, development and commercialization of innovative drug therapies for the treatment of skin diseases

•	$40.0 million to a biopharmaceutical company in the development of oncology drugs, using its tumor-targeting linker system to improve the therapeutic index of known anti-cancer agents

•	$10.0 million to a biopharmaceutical company developing a new class of immunomodulatory and gene slicing drugs against validated targets

•	$12.0 million to a cardiovascular company that develops drug-delivery systems

•	$20.0 million to a developer of medical devices designed to provide advanced haemodialysis solutions for use in the clinic and the home

Sustainable and Renewable Technology Portfolio – $25.0 Million

•	$10.0 million to a developer and licensor of materials-based solutions for catalytic and separations processes based on proprietary technology licensed from the Massachusetts Institute of Technology

•	$15.0 million to a developer of technology to create and improve metabolic pathways for the production of adipic acid and ethanol

New Investments to Existing Portfolio Companies – $16.4 Million

Unfunded Commitments:

As of March 31, 2016, the Company had $162.7 million of total unfunded commitments, however, only $64.7 million of unfunded commitments, including undrawn revolving facilities, were available at the request of the portfolio company and unencumbered by any milestones.

In addition, we had $98.0 million of various specific milestone requirements to be achieved by select portfolio companies or other covenant restrictions limiting availability of those commitments, many of which are expected to require milestones that may be greater than one year or more in the future before becoming available.

The Company’s unfunded commitments and contingencies consist primarily of unused commitments to extend credit in the form of loans to select Company’s portfolio companies. A portion of these unfunded contractual commitments are dependent upon the portfolio company reaching certain milestones in order to gain access to additional funding. Furthermore, our credit agreements contain customary lending provisions that allow us relief from funding obligations for previously made commitments. In addition, since a portion of these commitments may also expire without being drawn, unfunded contractual commitments do not necessarily represent future cash requirements.

Scheduled and Unscheduled Principal Repayments “Early Pay-Offs”:

As of March 31, 2016, Hercules received $76.4 million in total principal repayments, of which $55.0 million was unscheduled early repayments.

Portfolio IPO and M&A Activity in Q1 2016:

IPO Activities

1.	As March 31, 2016, Hercules held warrant and equity positions in four (4) portfolio companies that had confidentially filed Form S-1 Registration Statements under the JOBS Act with the SEC in contemplation of a potential IPO.

There can be no assurances that companies that have yet to complete their IPOs will do so.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broadly diversified variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed $5.9 billion to 349 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Senior Notes due April 2019, 7.00% Senior Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com